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                                                                    EXHIBIT 24.2

                              AUDITORS' CONSENT





The Board of Directors
First Mississippi Corporation:

We consent to the use of our reports dated September 9, 1994, on the consolidated financial statements and financial statement schedules of First Mississippi Corporation and consolidated subsidiaries as of June 30, 1994 and 1993 and for each of the years in the three-year period ended June 30, 1994, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.




                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP





Jackson, Mississippi
February 21,